Exhibit 99.1

                         [Form of Proxy]

                        REVOCABLE PROXY

PHILADELPHIA CORPORATION FOR INVESTMENT SERVICES

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PHILADELPHIA CORPORATION FOR INVESTMENT SERVICES



The undersigned,  hereby revoking any proxies heretofore given,  hereby appoints
A. Louis Denton and Edward T. Borer, or any of them with full power of substitution, as proxies to attend the special meeting of shareholders of Philadelphia Corporation for Investment Services ("PCIS") to be held on __________, [Date], 1998 at 10:00 a.m., local time at Suite 3050, 1650 Market
Street, Philadelphia, Pennsylvania and at any adjournment or adjournments thereof, and to vote all shares of common stock of PCIS held or owned by the undersigned as directed herein, and in their discretion upon such other matters as may come before the meeting. This proxy may be revoked at any time before its exercise.



[X]  Please mark your
     votes as in this
     example


1. Approval of the proposed merger of Chester Valley Acquisition Corporation, a wholly-owned subsidiary of Chester Valley Bancorp Inc. ("Merger Subsidiary") with and into PCIS pursuant to an Agreement and Plan of Merger, dated as of March 18, 1998, among Chester Valley Bancorp Inc., PCIS and Merger Subsidiary (the "Merger") and any other actions as may be required in furtherance of the Merger.

     [   ]          [   ]          [   ]
      FOR          AGAINST        ABSTAIN


IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. THIS PROXY WILL ALSO BE VOTED AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, SIGN AND DATE THIS PROXY PROMPTLY.

SIGNATURE_____________________________________   DATE_______________


SIGNATURE_____________________________________   DATE_______________



NOTE:     Please sign exactly as name appears hereon.  Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.